Exhibit 10.3

First Amendment to the Perpetua Resources Corp. Omnibus Equity Incentive Plan

This First Amendment (this “First Amendment”) to the Perpetua Resources Corp. Omnibus Equity Incentive Plan (the “Plan”) is made and adopted by the Board of Directors (the “Board”) of Perpetua Resources Corp. (the “Company”) effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

WHEREAS, the Company has previously adopted, and the Company’s shareholders have previously approved, the Plan;

WHEREAS, pursuant to Section 12.1 of the Plan, the Board has the authority to amend the Plan, subject to certain limitations specified therein;

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein;

WHEREAS, 4,280,530 shares of the Company’s common stock were initially reserved under the Plan, and as of December 31, 2023, approximately 900,352 shares remained available for issuance under the Plan; and

WHEREAS, this First Amendment shall become effective subject to and upon the approval of this First Amendment by the Company’s shareholders at the annual meeting of shareholders to be held on May 16, 2024 (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

2. Section 3.6(a) of the Plan is amended and restated in its entirety, as follows:

(a) Subject to adjustment as provided for in Article 10, and any subsequent amendment to this Plan, the maximum aggregate number of Shares that may be issued pursuant to Awards granted under the Plan shall not exceed 8,280,530 Shares. Such maximum number of Shares consists of (i) 2,747,515 Shares issuable pursuant to stock options previously granted and, if applicable, outstanding under the Corporation’s stock option plan as of the Effective Date, which Awards are covered by this Plan, and (ii) 5,533,015 additional Shares that may be issued pursuant to Awards to be granted under this Plan. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase.

3. Section 11.2 of the Plan is hereby amended to increase the aggregate number of Shares reserved for issuance as ISOs (as defined in section 11.1 of the Plan) by 4,000,000.

IN WITNESS WHEREOF, the Company has executed this First Amendment to the Omnibus Equity Incentive Plan as of May 16, 2024.

PERPETUA RESOURCES CORP.
/s/ Jonathan Cherry
Jonathan Cherry
President and Chief Executive Officer